SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2011

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Weena 737

3013 AM Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On November 25, 2011, the Management Board of LyondellBasell Industries N.V. (the “Company”), with the authorization of the Company’s Supervisory Board, declared a special dividend of $4.50 per share to all shareholders of record on November 25, 2011. The special dividend is payable on December 16, 2011 (the “payment date”).

The Company’s Long-Term Incentive Plan (the “LTIP”) provides for adjustments to the terms of awards granted under the LTIP in certain circumstances, including the payment by the Company of special dividends. Pursuant to the provisions of the LTIP, the Compensation Committee of the Supervisory Board determined to reduce the exercise price of all outstanding unvested stock options granted under the LTIP. The reduction in exercise price is equal to the amount of the special dividend and is intended to provide an equitable adjustment to holders of stock options as a result of the Company’s payment of the special dividend. The exercise price of all unvested stock options outstanding and held by employees on both the record and payment dates for the special dividend will be reduced by $4.50 per share.

Certain of the Company’s named executive officers currently hold unvested stock options and, therefore, to the extent they remain employed by the Company through the payment date, the exercise prices of their stock options will be reduced effective December 16, 2011 by $4.50 per share.

No other terms of the Company’s employee stock options, including those held by named executive officers, have been changed.

The Compensation Committee also has determined to make a cash payment equal to the special dividend on each share underlying outstanding, vested employee stock options. Mr. Gallogly, the Company’s Chief Executive Officer, is the only named executive officer that currently holds vested stock options. This dividend equivalent payment becomes payable on December 16, 2011, the payment date for the special dividend.

The table below shows the named executive officers’ stock option awards held as of November 25, 2011, as well as the effects of the above described actions, assuming such executives remain employed through December 16, 2011. Other than the cash payment, any amounts to be received by the executives are dependent on the market price of the Company’s shares when and if the stock options are ultimately exercised. Therefore, the Company cannot at this time determine the amounts to be received by the named executive officers.

Named Executive Officer	Option Grant Date	Number of Shares Underlying Unvested Options	Original Exercise Price	Adjusted Exercise Price of Unvested Options	Number of Shares Underlying Vested Options	Cash Payment on Vested Options
James L. Gallogly Chief Executive Officer	04/30/2010	3,383,412	$17.61	$13.11	1,754,361	$7,894,625

Karyn F. Ovelmen (1) EVP & Chief Financial Officer	10/17/2011	39,782	$28.24	$23.74	—	—

Craig B. Glidden EVP & Chief Legal Officer	04/30/2010	356,666	$17.61	$13.11	—	—

Kevin W. Brown SVP – Refining & Oxyfuels	04/30/2010	238,096	$17.61	$13.11	—	—

Bob V. Patel SVP – O&P – EAI	04/30/2010	175,596	$17.61	$13.11	—	—

(1)	C. Kent Potter retired as Executive Vice President & Chief Financial Officer effective October 17, 2011, when Ms. Ovelmen was appointed to those roles. Mr. Potter continued to serve as the Company’s principal financial officer until November 2, 2011. Mr. Potter was not granted any stock options under the Company’s LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: December 1, 2011	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President